UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 31, 2013

(Date of Earliest Event Reported)

BEESFREE, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-53212 (Commission File Number)	92-0189305 (I.R.S. Employer Identification No.)

2101 Vista Parkway, Suite 122

West Palm Beach, Florida 33411

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 939-4860

____________________________________

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated as of December 31, 2013, BeesFree, Inc. (the “Company”) raised aggregate gross proceeds of $150,000. The Company entered into the Purchase Agreement with two accredited investors (the “Investors”) who purchased from the Company 15% Senior Secured Convertible Notes (the “Notes”), in the aggregate principal amount of $150,000. The Notes bear interest at a rate of 15% per annum, compounded quarterly. Principal and accrued interest on the Notes is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price of $1.00 per share (the “Conversion Shares”). Principal and accrued interest on the Note is due and payable twenty-four (24) months from the date of the Purchase Agreement.

The indebtedness evidenced by the Notes is senior to, and has priority in right of payment over, all indebtedness of Company, other than that held by the holders of the Company’s existing 15% Senior Secured Convertible Notes in the principal amount of $735,000, which are on a pari passu basis. The Notes are secured by a first lien and security interest in all of the assets of the Company and its wholly-owned subsidiary, BeesFree USA, Inc., pursuant to the terms of a certain Security Agreement, dated as of December 31, 2013 (the “Security Agreement”). In addition, the conversion price may be adjusted to reflect subdivisions or combinations of the Company’s Common Stock such as through stock splits, dividends, distributions and similar adjustments to its capital stock.

The Investors also received Warrants exercisable for a period of five years from issuance to purchase an aggregate of 450,000 shares of the Company’s Common Stock (the “Warrant Shares”). The initial exercise price of the Warrants is $1.00 per share, subject to adjustment to reflect subdivisions or combinations of the Company’s Common Stock such as through stock splits, dividends, distributions and similar adjustments to its capital stock. Furthermore, if the fair market value (as defined in the Warrants) of one share of Common Stock is greater than the exercise price then in effect, and the Warrant Shares are not subject to an effective registration statement or no current prospectus is available for the resale of the Warrant Shares at the time of exercise, the Warrant Shares may be exercised, in whole or in part, on a cashless basis.

Registration Rights

The Company also agreed under the Purchase Agreement to, on one occasion for a two year period beginning 30 days from issuance of the Notes and Warrants, register the Conversion Shares and Warrant Shares upon the demand of the holders of the majority of the Conversion Shares and Warrant Shares, and the Company also agreed to indemnify the Investors for losses arising out of or resulting from material breaches of representations, warranties, agreements and covenants made by the Company in the Purchase Agreement.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Security Agreement, the Notes and Warrants do not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents attached as Exhibits hereto, and which are hereby incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Purchase Agreement, the Notes and Warrants, including the issuance of the securities in connection therewith.

The securities issued above were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption. The Investors received current information about the Company and had the opportunity to ask questions about the Company. The Investors were each deemed to be an accredited investor.

Item 9.01    Financial Statements and Exhibits:

(a)	Financial Statements - Not Applicable
(b)	Pro-Forma Financial Information - Not Applicable
(c)	Shell Company Transactions - Not Applicable
(d)	Exhibits:

10.1	Form of Securities Purchase Agreement.
10.2	Form of Security Agreement.
10.3	Form of 15% Senior Secured Convertible Promissory Note.
10.4	Form of Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEESFREE, INC.

By:	/S/ JOSEPH FASCIGLIONE
Joseph Fasciglione
Interim Chief Executive Officer

Dated: January 6, 2014